Report of Independent Registered
Public Accounting Firm

To the Board of Trustees and
Shareowners of
Pioneer Select Value Fund

In planning and performing our
audit of the financial statements of
Pioneer Select Value Fund as of
and for the year ended February
28, 2007, in accordance with the
standards of the Public Company
Accounting Oversight Board
(United States), we considered its
internal control over financial
reporting, including control
activities for safeguarding
securities, as a basis for designing
our auditing procedures for the
purpose of expressing our opinion
on the financial statements and to
comply with the requirements of
Form N-SAR, but not for the
purpose of expressing an opinion
on the effectiveness of Pioneer
Select Value Fund's internal
control over financial reporting.
Accordingly, we express no such
opinion.

The management of Pioneer Select
Value Fund is responsible for
establishing and maintaining
effective internal control over
financial reporting. In fulfilling this
responsibility, estimates and
judgments by management are
required to assess the expected
benefits and related costs of
controls. A company's internal
control over financial reporting is a
process designed to provide
reasonable assurance regarding the
reliability of financial reporting
and the preparation of financial
statements for external purposes in
accordance with generally accepted
accounting principles. Such
internal control includes policies
and procedures that provide
reasonable assurance regarding
prevention or timely detection of
unauthorized acquisition, use or
disposition of a company's assets
that could have a material effect on
the financial statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods are subject to the
risk that controls may become
inadequate because of changes in
conditions, or that the degree of
compliance with the policies or
procedures may deteriorate.

A control deficiency exists when
the design or operation of a control
does not allow management or
employees, in the normal course of
performing their assigned
functions, to prevent or detect
misstatements on a timely basis. A
significant deficiency is a control
deficiency, or combination of
control deficiencies, that adversely
affects the company's ability to
initiate, authorize, record, process
or report external financial data
reliably in accordance with
generally accepted accounting
principles such that there is more
than a remote likelihood that a
misstatement of the company's
annual or interim financial
statements that is more than
inconsequential will not be
prevented or detected. A material
weakness is a significant
deficiency, or combination of
significant deficiencies, that results
in more than a remote likelihood
that a material misstatement of the
annual or interim financial
statements will not be prevented or
detected.

Our consideration of Pioneer
Select Value Fund's internal
control over financial reporting
was for the limited purpose
described in the first paragraph and
would not necessarily disclose all
deficiencies in internal control that
might be significant deficiencies or
material weaknesses under
standards established by the Public
Company Accounting Oversight
Board (United States). However,
we noted no deficiencies in Pioneer
Select Value Fund's internal
control over financial reporting and
its operation, including controls for
safeguarding securities that we
consider to be a material weakness
as defined above as of February 28,
2007.

This report is intended solely for
the information and use of
management and the Board of
Trustees of Pioneer Select Value
Fund and the Securities and
Exchange Commission and is not
intended to be and should not be
used by anyone other than these
specified parties.






Boston, Massachusetts
April 4, 2007